
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      79,927,495
<SECURITIES>                                         0
<RECEIVABLES>                                  274,540
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              81,320,352<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                81,320,352<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            81,320,352<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             9,445,449
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (5,408,768)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (5,408,768)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (5,408,768)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,118,317.
<F2>Liabilities include redeptions payable of $938,829, accrued management fees of $204,690, accrued brokerage commissionf of $100,576, administrative expenses payable of $97,983 and accrued transaction fees and costs of $15,691.
<F3>Total revenues includes realized trading revenue of $5,496,387, net change in unrealized of ($4,799,679) and interest income of $3,339,973.

